Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, (File No.’s 33-95190, 333-03999, 333-21887, 333-57355, 333-53835, 333-64743, 333-38850, 33-104211, 333-70638, 333-142472, 333-142474, 333-152907 and 333-157771) and S-8 (File No.’s 33-95188, 333-36699, 333-45317, 333-67824, 333-100630 and 333-166489) of First Industrial Realty Trust, Inc. of our report dated February 23, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Chicago, IL
February 23, 2011